Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 10TH ANNUAL WEDBUSH MORGAN CALIFORNIA DREAMIN’ CONFERENCE

CHESAPEAKE, Va. – December 2, 2009 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of discount variety stores selling everything for $1 or less, will participate in the 10th Annual Wedbush Morgan California Dreamin’ Conference, being held on December 8 – 9, at The Fairmont Miramar Hotel in Santa Monica, California.  Dollar Tree’s presentation is scheduled for Tuesday, December 8, at approximately 2:15 pm PST.  Kevin Wampler, the Company’s Chief Financial Officer, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Wedbush Morgan conference will be available on Dollar Tree’s web site, www.dollartreeinfo.com/investors/news/events.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight December 15, 2009.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

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